Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Banco Santander, S.A. of our report dated March 28, 2018 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Banco Santander, S.A.´s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers Auditores, S.L.
Madrid, Spain
September 10, 2018